EXHIBIT 32

CERTIFICATION

              In connection with the Annual Report of Citizens Community Bancorp (the "Company") on Form 10–KSB for the fiscal year ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James G. Cooley, President and Chief Executive Officer of the Company and I, John D. Zettler, Chief Financial Officer of the Company, certify, in my capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and
2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods presented in the financial statements included in such Report.

Date:	December 29, 2004	By:	James G. Cooley President and Chief Executive Officer (Principal Executive Officer)
Date:	December 29, 2004	By:	John D. Zettler Chief Financial Officer (Principal Financial Officer)